UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares Trust
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(Exact name of registrant as specified in its charter)

State of Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
c/o State Street Bank and Trust Company 200 Clarendon Street, Boston, MA --------------------------------------------- (Address of principal executive offices)	02116 ----------------------- (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares FTSE EPRA/NAREIT Global Real Estate ex-U.S. Index Fund	The NASDAQ Stock Market LLC	26-0257282
iShares FTSE EPRA/NAREIT Asia Index Fund	The NASDAQ Stock Market LLC	26-0257548
iShares FTSE EPRA/NAREIT Europe Index Fund	The NASDAQ Stock Market LLC	26-0257465
iShares FTSE EPRA/NAREIT North America Index Fund	The NASDAQ Stock Market LLC	26-0258585
iShares FTSE Developed Small Cap ex-North America Index Fund	The NASDAQ Stock Market LLC	26-0273315

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General.

Instruction A.(c), check the following box.                                                                                                                     [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                                                                                                     [   ]

Securities Act registration statement file number to which this form
relates:                                                                                                           333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act:      None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 1 on Form 8-A hereby amends and restates the registration statement on Form 8-A initially filed (the “Initial Form 8-A”) by iShares Trust (the “Registrant”) with the Securities and Exchange Commission on November  9, 2007 and is being filed to amend the name of the exchange on which the common stock of the Registrant is to be registered, on the cover page of the Initial Form 8-A.

Item 1. Description of Registrant's Securities to be Registered:

For the following funds, reference is made to Post-Effective Amendment No. 114 to the Registrant’s registration statement on Form N-1A, filed with the SEC on November 9, 2007 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

iShares FTSE EPRA/NAREIT Global Real Estate ex-U.S. Index Fund
iShares FTSE EPRA/NAREIT Asia Index Fund
iShares FTSE EPRA/NAREIT Europe Index Fund
iShares FTSE EPRA/NAREIT North America Index Fund
iShares FTSE Developed Small Cap ex-North America Index Fund

Item 2. Exhibits

1.           Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 53 to the registration statement on Form N-1A dated September 19, 2006 (File Nos. 333-92935; 811-09729) (“PEA No. 53”).

2.           Registrant’s Restated Certificate of Trust, incorporated by reference to Exhibit (a.1) of PEA No. 53.

3.           Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 74 to the registration statement on Form N-1A dated March 23, 2007 (File Nos. 333-92935; 811-09729).

4.           Form of Global Certificate for the Registrant's Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant's registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 14, 2007	iSHARES TRUST By: /s/ Eileen M. Clavere Eilleen M. Clavere Secretary